                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]

Filed by a Party Other Than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement          [_]    CONFIDENTIAL, FOR USE
                                         OF THE COMMISSION
[X] Definitive Proxy Statement           ONLY (AS PERMITTED BY
                                         RULE 14A-6(E)(2))
[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Productivity Technologies Corp.
       -----------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                Not Applicable
       -----------------------------------------------------------------
       (Name of Persons Filing Proxy Statement if Other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which this transaction applies:

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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1) Amount previously paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        Productivity Technologies Corp.
                       201 South Main Street, 8th Floor
                           Ann Arbor, Michigan 48104

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on January 4, 2002

     As a stockholder of Productivity Technologies Corp. (the "Company"), you are invited to be present, or represented by proxy, at the Company's annual meeting of stockholders, to be held at 600 Third Avenue, 32nd floor, New York City on January 4, 2002 at 3:00 p.m., local time, and any adjournments thereof, for the following purposes:

1. To elect Jesse A. Levine to the Board of Directors of the Company for a term of three years as a Class I director. See "Election of Directors" in the Proxy Statement.

2. To ratify the appointment of Doeren Mayhew as independent auditors for the year ending June 30, 2002.

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on November 23, 2001 are entitled to vote at the annual meeting of stockholders and all adjournments thereof. Since a majority of the outstanding shares of the Company's common stock must be represented at the meeting in order to constitute a quorum, all stockholders are urged either to attend the meeting or to be represented by proxy.

     If you do not expect to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed reply envelope. Your vote is important regardless of the number of shares you own. If you later find that you can be present and you desire to vote in person or, for any other reason, desire to revoke your proxy, you may do so at any time before the voting.

     If you plan to vote at the meeting in person and your shares are held in the name of your broker, bank or other nominee, please request from such broker, bank or other nominee a letter to present to the judge of the election evidencing your ownership of the shares and your authority to vote the shares at the meeting.


By Order of the Board of Directors,

Jesse A. Levine
Secretary

Ann Arbor, Michigan
November 28, 2001

                        Productivity Technologies Corp.
                       201 South Main Street, 8th Floor
                           Ann Arbor, Michigan 48104

                        ANNUAL MEETING OF STOCKHOLDERS
                                January 4, 2002

                                PROXY STATEMENT

     This Proxy Statement and the Notice of Annual Meeting and Form of Proxy accompanying this Proxy Statement, which will be mailed on or about December 3, 2001, are furnished in connection with the solicitation by the Board of Directors of Productivity Technologies Corp., a Delaware corporation (including its subsidiaries, the "Company"), of proxies to be voted at the annual meeting of stockholders to be held at 600 Third Avenue, 32nd floor, New York City on January 4, 2002 at 3:00 p.m., local time, and any adjournments thereof.

     Holders of record of the Company's Common Stock at the close of business on November 23, 2001 (the "record date") will be entitled to one vote at the meeting or by proxy for each share then held. On the record date, there were 2,475,000 shares of Common Stock of the Company outstanding. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the
nominee by marking the appropriate box on the accompanying proxy card.    Unless
instructions to the contrary are given, each properly executed proxy will be voted, except as specified below, (1) to elect Jesse A. Levine to the Board of Directors of the Company for a term of three years as a Class I director, (2) to ratify the appointment of Doeren Mayhew as independent auditors for the year ending June 30, 2002, and (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     All proxies may be revoked and execution of the accompanying proxy will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary at any time before the proxy is voted or by the mailing of a later-dated proxy. Any stockholder attending the meeting in person may vote his or her shares even though he or she has executed and mailed a proxy. A majority of all of the issued and outstanding shares of the Company's Common Stock is required to be present in person or by proxy to constitute a quorum. Directors are elected by a plurality.

     This Proxy Statement is being solicited by the Board of Directors of the Company. The expense of making this solicitation is being paid by the Company and consists of the preparing, assembling and mailing of the Notice of Meeting, Proxy Statement and Proxy, tabulating returns of proxies, and charges and expenses of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, facsimile or in person without additional compensation therefor.


                                 ELECTION OF DIRECTORS

Election of Directors

     Effective September 25, 2001, the Board reduced its size from five members to four members. The Board is divided into three classes. The members of each class serve for a term of three years, with only one class of directors being
elected in each year.   A Class I director is being elected at this annual
meeting. This director, if elected, is to serve for a term that will expire upon the election of directors at the third annual meeting of the Company held after the January 4, 2002 meeting.

     Unless you indicate to the contrary, the persons named in the accompanying proxy will vote it for the election of the nominee named above. If, for any reason, the nominee should be unable to serve as a director at the time of the meeting, which is not expected to occur, the persons designated herein as proxies may not vote for the election of any other person not named herein as a nominee for election to the Board of Directors. See "Information Concerning Directors and Nominee."

Recommendation

     The Board of Directors recommends a vote "FOR" the election of the nominee. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or authority withheld is specified.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEE

Directors and Nominee

     The term of the current Class I directors, Alan I. Goldman and Jesse A. Levine, will expire upon the election of directors at this annual meeting. Mr. Goldman is not standing for re-election. The term of the current Class II director, Michael D. Austin, will expire upon the election of directors at the next annual meeting of the Company to be held after the January 4, 2002 meeting. The term of the current Class III directors, Samuel N. Seidman and Alan H. Foster, will expire upon the election of directors at the second annual meeting of the Company to be held after the January 4, 2002 meeting. See "Election of Directors."

     Set forth below is information concerning each director and nominee for director of the Company, including his business experience during at least the past five years, his positions with the Company, and certain directorships held by him. The nominee is currently a director of the Company. Except as hereinafter described, there are no family relationships among any of the directors or the nominee or any arrangements or understandings between any director and another person pursuant to which he was selected as a director or nominee.

                                                                Director
Nominee/Director                                     Age         Since     Current Position
----------------                                     ---         -----     ----------------
CLASS I

Alan I. Goldman..............................        64          1993      Director (not standing for re-election)
Jesse A. Levine..............................        34          1993      Director, Chief Financial Officer,
                                                                           Vice President, Secretary and
                                                                           Treasurer
CLASS II
Michael D. Austin............................        50          1999      Director, President of the Company's Atlas
                                                                           Technologies, Inc. subsidiary and Senior Vice
                                                                           President of Strategic Planning and Marketing
                                                                           of the Company
CLASS III
Samuel N. Seidman............................        67          1993      Director, Chairman of the Board, President and
                                                                           Chief Executive Officer
Alan H. Foster...............................        76          1993      Director

Class I Directors and Nominee

     Jesse A. Levine has been Secretary, Treasurer and a Director of the Company since its inception, Chief Financial Officer since June 1995 and a Vice President since May 1996. Since January 1992, Mr. Levine has been Vice President and then Senior Vice President of Seidman & Co., Inc., specializing in financial and business analysis, corporate finance, private placement financing, merger and acquisition, and corporate advisory services. Previously, Mr. Levine served as a commercial credit analyst for Society Bank, Michigan. Mr. Levine earned a B.A. degree, with highest honors distinction, in economics from the University of Michigan and has been elected a chartered financial analyst. Samuel N. Seidman, the President, Chief Executive Officer, and Chairman of the Company, is Mr. Levine's uncle.

     Alan I. Goldman has been a Director of the Company since its inception. Since 1985, Mr. Goldman has been self-employed as an investment banker and management consultant, specializing in mergers and acquisitions, private placements and business and organization consulting. Since 1999, Mr. Goldman has also served as Chairman of the Board, Chief Financial Officer and Treasurer of SGAinteractive, Inc., a privately held Internet training and communications company. From 1975 to 1985, Mr. Goldman was Senior Vice President, Finance and Chief Financial Officer of Management Assistance, Inc., a multi-national computer manufacturing, marketing and maintenance company and a purchaser and user of productions systems and components. From 1970 to 1974, Mr. Goldman was Vice President, Finance, Treasurer and Chief Financial Officer of Interway Corporation, an international company engaged in trailer and container leasing and fleet management. Mr. Goldman was also a director of Substance Abuse Technology, Inc. at the time it filed a Chapter 11 bankruptcy petition in 1997. Mr. Goldman earned a B.A. degree from Cornell University and an M.B.A. degree from New York University.

Class II Director

     Michael D. Austin is currently a Director of the Company and the President of the Company's Atlas Technologies, Inc. subsidiary and Senior Vice President of Strategic Planning and Marketing of the Company. From 1998 to 2000, Mr. Austin held the position of CEO and President of Atlas Technologies, Inc. From 1996 to 1998, Mr. Austin held the position of President of Atlas Technologies, Inc., and was primarily responsible for directing the marketing and sales activities of the company for determining the overall product directions, managing product research and development, and managing the application engineering department. From 1977 to 1996, Mr. Austin held various other management positions at Atlas Technologies, Inc., including Vice President of Operations, Vice President of Sales and Marketing, Sales Manager, and Controls Manager. From 1973 to 1977, Mr. Austin held various controls engineering and management positions at Fluid & Electric Control Co., including Chief Engineer. Mr. Austin serves on the board of directors or board of advisors of the Society of Manufacturing Engineers, the Flint-Genesee Economic Growth Alliance, the Genesee Area Focus Council, the Manufacturers Innovation Council, Kettering University, Baker College and Mott Community College. Mr. Austin holds U.S. and foreign patents for certain apparatus and methods for forming workpieces.

Class III Directors

     Samuel N. Seidman has been President and a Director of the Company since its inception. In 1970, Mr. Seidman founded Seidman & Co., Inc., an investment banking firm, and serves as its President. In this capacity, he has provided a broad range of investment banking services, including financial analysis and valuations, private financings, and corporate recapitalizations and debt restructurings. Mr. Seidman also serves as a director of AMREP Corporation, a real estate development corporation listed on the New York Stock Exchange. He has acted as financial advisor to manufacturers of various kinds of production systems and components for a number of industries, including ASM International, N.V., and a multi-national producer of automated equipment and systems for the production of semiconductor traded on the Nasdaq National Market. Mr. Seidman advised in the sale of ASM Fico Tooling, Inc., a European-based multi-national manufacturer of specialized tooling for the semiconductor industry. Mr. Seidman was Co-Chairman of the Creditors' Committee in the Chapter 11 reorganization of Sharon Steel Corp., an integrated manufacturer of finished steel products, and served as financial advisor in Chapter 11 to Chyron Corp., a specialized producer of television character generation equipment for video productions listed on the New York Stock Exchange, and Mr. Gasket Co., a manufacturer of automobile aftermarket products. Prior to founding Seidman & Co., Mr. Seidman worked in corporate finance at Lehman Brothers. Mr. Seidman earned a

B.A. degree from Brooklyn College and a Ph.D. in economics from New York University. He was a Fulbright Scholar and a member of the graduate faculty of the City University of New York. Mr. Seidman's nephew, Jesse A. Levine, is Vice President, Chief Financial Officer, Secretary, Treasurer and a Director of the Company.

     Alan H. Foster has been a Director of the Company since its inception.
From 1986 until September 2001, he served as an Adjunct Professor of Finance and Corporate Strategy at the University of Michigan. Since 1978, Mr. Foster has been the principal of A.H. Foster & Company, a consulting firm, which serves as a consultant in corporate finance to foreign governments, and domestic and international clients. For the last 12 years, Mr. Foster has served numerous times as a court-appointed trustee in bankruptcy for both Chapter 7 and Chapter 11 cases. He was employed by the American Motors Corporation from 1963 to 1978, where he first served as Director, Financial Planning and Analysis and then as Vice President and Treasurer for the last ten of those years. From 1953 to 1963, Mr. Foster worked at Sylvania Electric Products in various capacities, including Manager, Corporate Planning and Control. Mr. Foster is the author of Practical Business Management, published in 1962. Mr. Foster earned a B.S.B.A. degree from Boston College and an M.B.A. degree from Harvard Business School.

Meetings of the Board of Directors

     The Board met four times during the fiscal year ended June 30, 2001 and took various actions throughout the year through the execution of unanimous written consents. Each person who served as a director of the Company during fiscal 2001 attended at least 75% of the meetings held during fiscal 2001.

Audit Committee

     The Board currently maintains a single standing committee, the Audit Committee, which currently is composed of Messrs. Goldman and Foster. The responsibilities of the Audit Committee include, in addition to such other duties as the Board may specify, (1) recommending to the Board the appointment of independent accountants, (2) reviewing the timing, scope and results of the independent accountants' audit examination and related fees, (3) reviewing periodic comments and recommendations by the Company's independent accountants and the Company's response thereto, (4) reviewing the scope and adequacy of internal accounting controls and internal auditing activities and (5) making recommendations to the Board with respect to significant changes in accounting policies and procedures. The Audit Committee met two times during the fiscal year ended June 30, 2001. Both members of the Committee attended these meetings.

                   INFORMATION REGARDING EXECUTIVE OFFICERS

   The following table sets forth certain information concerning each individual who currently serves as an executive officer of the Company. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board. Except as specifically described, there are no family relationships among any of the executive officers or any arrangements or understandings between any executive officer and another person pursuant to which he was selected as an executive officer.

       Executive Officers                             Current Position
       ------------------                             ----------------
          Samuel N. Seidman.......................    Chairman of the Board, President and Chief Executive Officer
          Jesse A. Levine.........................    Chief Financial Officer, Vice President, Secretary and Treasurer
          James A. Kolinski.......................    Vice President, Operations of the Company and
                                                      Chief Executive Officer of Atlas Technologies, Inc.
          Michael D. Austin.......................    Vice President of Strategic Planning and Marketing
                                                      of the Company and President of Atlas
                                                      Technologies, Inc.
          Robert J. Cuccaro.......................    Vice President, Corporate Controller of the
                                                      Company and President of Westland Control Systems,
                                                      Inc.

     See "Information Concerning Directors and Nominee" for a description of the business experience during at least the past five years of Messrs. Seidman, Levine and Austin.

     James A. Kolinski, 60 years of age, was hired by the Company on October 16, 2000, as Vice President - Operations. In November 2000, Mr. Kolinski was promoted to CEO of Atlas Technologies, Inc. in addition to being the Vice President - Operations for the Company. Mr. Kolinski had been Chief Executive Officer and President of HPM Corporation, a $110 million manufacturer of equipment for plastic injection molding, metal extrusion and metal die-casting applications. Previously, for 6 years, Mr. Kolinski was President and Chief Operating Officer at Grove Worldwide LLC, a leading manufacturer of aerial work platforms with operations in the United States, United Kingdom, and France. Mr. Kolinski assisted in the development of Grove's strategic plan, which resulted in sales growth from $56 million to $205 million per annum. Mr. Kolinski had full Profit and Loss Statement responsibility at HPM, Grove, and previously as President and Director of Simon Aerials, a $55 million subsidiary of a $1 billion dollar per annum parent company, and before that with AAR Corporation, a $25 million per annum producer of powered industrial sweepers and scrubbers, and material handling equipment. Mr. Kolinski's employment arrangements provide incentives for Mr. Kolinski if the Company reaches certain higher levels of sales, sales growth, and earnings targets.

     Robert J. Cuccaro, 46 years of age, joined the company on May 26, 2000 as Vice President, Corporate Controller. In January 2001, Mr. Cuccaro was promoted to President of Westland Control Systems, Inc. From 1998 to 2000, Mr. Cuccaro held positions of General Manager and Controller for the Ring Group and Karmazin Products Corporation and was responsible for directing sales, human resources, production control, accounting and finance. From 1996 to 1998, Mr. Cuccaro held the position of Chief Financial Officer/Division Controller for Stewart Connectors Division, Inc. a subsidiary of Insilco Corporation. From 1994 to 1996, Mr. Cuccaro held various positions including Plant Controller and Corporate Controller with Clark Material Handling Corporation, a subsidiary of Terex Corporation. Previously, from 1982 to 1994, Mr. Cuccaro held various financial positions at UNISYS Corporation including Controller and Sales Director. Mr. Cuccaro has extensive international, manufacturing, financial reporting and systems experience. Mr. Cuccaro served as the controller of The Ring Group at the time it filed a Chapter 7 bankruptcy petition in March 2000. Mr. Cuccaro earned his B.S. degree from Rutgers University and attended graduate studies classes at Fairleigh Dickinson University in New Jersey.

                            EXECUTIVE COMPENSATION

Director Compensation and Arrangements

   During fiscal 2001, the Company's non-employee directors, Alan I. Goldman and Alan H. Foster, each received $15,000 per annum, payable quarterly. All non-employee directors other than the Chairman are entitled to receive payment of $1,000 per day, as determined by the Chairman, for actual days spent by them providing consulting services to the Company or performing other special services for the benefit of the Company.

Executive Officer Compensation

   The following table shows all compensation paid by the Company for the fiscal years ended June 30, 1999, 2000 and 2001 to (1) the person who has served as the chief executive officer of the Company throughout fiscal 2001 (Samuel N. Seidman), and (2) the only executive officer of the Company, other than the chief executive officer, who served as an executive officer at any time during fiscal 2001 and whose income exceeded $100,000 (Michael D. Austin) (collectively, the "Named Executive Officers").

                           Summary Compensation Table


                                                     Annual Compensation                  Long Term Compensation
                                                  ------------------------     ------------------------------------------
      Name and                Fiscal Year                                         Restricted            Securities
Principal Position (1)      ended June 30,        Salary ($)     Bonus ($)     Stock Awards (#)    Underlying Options (#)
----------------------      --------------        ----------     ---------     ----------------    ----------------------
Samuel N. Seidman               2001                120,000         ---              ---                    ---
                                2000                 78,750         ---              ---                    ---
                                1999                 65,000         ---              ---                    ---

Michael D. Austin               2001                203,770         ---              ---                    ---
                                2000                203,770         ---              ---                    ---
                                1999                201,179         ---              ---                    ---

_______________
(1) James A. Kolinski, who was not an executive officer during fiscal 2001, earned $170,000 in salary during the fiscal year and would have qualified for inclusion as one of the Company's four most highly-compensated executive officers had he served as an executive officer during the fiscal year.

Option Awards and Values

   No options or stock appreciation rights were awarded to any of the Named Executive Officers in fiscal 2001. The following table sets forth information concerning the aggregate number and values of options held by the Named Executive Officers as of June 30, 2001. None of the Named Executive Officers holds stock appreciation rights and none of such persons exercised any options in fiscal 2001.

                        Aggregate Year-End Option Values

                                  Number of unexercised options          Value of unexercised in the money
                                      at fiscal year end (#)               options at fiscal year end ($)

     Name                      Exercisable          Unexercisable        Exercisable        Unexercisable
     ----                      -----------          -------------        -----------        -------------
Samuel N. Seidman               158,833                 ---                 ---                 ---

Michael D. Austin                   ---                 ---                 ---                 ---

Employment Agreements

   In May 1996, Mr. Michael D. Austin entered into an employment agreement with Atlas Technologies, Inc. (subsequently amended in June 1998) under which he currently serves as the President of Atlas Technologies, Inc. Mr. Austin's agreement terminates on December 31, 2001. The agreement requires Mr. Austin to devote substantially all of his business time and attention to the affairs of Atlas Technologies, Inc. The agreement provides for a base salary of $198,588 per year, subject to cost-of-living increases after December 31, 1998, for six weeks vacation per year, reimbursement of business expenses, use of an automobile and mobile telephone, medical and life insurance benefits and other benefits generally made available to other employees. The employment agreement also contains provisions restricting the disclosure of confidential information and non-competition covenants. As part of the fiscal 1998 bonus restructuring agreement, Atlas Technologies, Inc. also is scheduled to pay to Mr. Austin deferred compensation of $718,192 payable in annual installments with 6.1% interest with final payment due July 2002.

Compensation Committee Interlocks and Insider Participation

   The full Board of Directors of the Company serves as the Company's Compensation Committee. There have not been since the beginning of fiscal 2001 any interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving any person who has served on the Company's Board of Directors since that time. See "Certain Transactions" for a description of certain transactions and relationships of the Company with directors of the Company since the beginning of fiscal 2001.

Performance Information

     The following chart compares cumulative total return of the Company's Common Stock (symbol PRAC) with the cumulative total return of (1) the Standard & Poor's Midcap 400 index, a broad equity market index ("S&P Index"), and (2) an industry peer group index ("Peer Index") consisting of six other publicly held production tooling manufacturers. The table assumes $100 was invested on June 30, 1996 in shares of Common Stock, stocks comprising the S&P Index and stocks comprising the Peer Index and that dividends are reinvested when received. The Peer Index includes Bethlehem Corp., Farrel Corp., Hurco Companies, Inc., Genesis Worldwide Inc. (formerly named Monarch Machine Tool Co.), Thermwood Corp. and DeVlieg Bullard, Inc., equally weighted. DeVlieg Bullard, Inc. filed a bankruptcy petition in July 1999 and thereafter ceased operations. Accordingly, a value of $0 has been assigned to DeVlieg Bullard, Inc. for the years ended June 30, 2000 and 2001.


                                                               Cumulative Total Return
                                                -------------------------------------------------------
                                               6/96       6/97      6/98      6/99      6/00      6/01

                                              100.00     48.65     79.73    108.11     86.49      3.78
PRODUCTIVITY TECHNOLOGIES CORP.
                                              100.00    123.33    156.81    183.76    214.95    234.02
S & P MIDCAP 400
                                              100.00     97.34     98.59     66.25     31.92     18.13
PEER GROUP

     No dividends were paid on the Company's Common Stock during the period shown. The return shown is based on the percentage change from June 30, 1996 through June 30, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 2001, each of its officers, directors and 10% stockholders complied with the Section 16(a) reporting requirements.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

     The Company's executive compensation policy is to provide compensation to employees at such levels as will enable the Company to attract and retain employees of the highest caliber, to compensate employees in a manner best calculated to recognize individual, group and Company performances and to seek to align the interests of the employees with the interests of the Company's stockholders. The Board of Directors has responsibility for reviewing and approving executive and employee salaries, bonuses, non-cash incentive compensation and benefits, including stock options.

Compensation of Executive Officers

     Except for Michael D. Austin, salary determinations for executive officers were most recently made by the Board in fiscal 2000, based upon various subjective factors such as the executive's responsibilities, position, qualifications, individual performance and experience. The Board Company did not utilize quantitative measures of Company or individual performance for purposes of fixing the salaries or bonuses of its executives. The compensation of Mr. Austin, the President and Chief Executive Officer of Atlas Technologies, Inc., was fixed pursuant to the terms of an employment agreement he entered into with the Company at the time PTC purchased Atlas Technologies, Inc., as amended by a bonus restructuring agreement entered into in fiscal 1998. This employment agreement was negotiated on an arms-length basis by Mr. Austin with the Board. See "Executive Compensation --Employment Agreements."

Compensation of Chief Executive Officer

     The compensation of Samuel N. Seidman, currently the Chairman, President and Chief Executive Officer of the Company, was fixed by the Board in October 1999. The decisions of the Board regarding his compensation were based upon various subjective factors such as his responsibilities, qualifications and years of experience. In no such case did the Compensation Committee undertake a formal survey or analysis of compensation paid by other companies.

                                    Board of Directors:

                                    Samuel N. Seidman,
                                    Michael D. Austin,
                                    Jesse A. Levine,
                                    Alan H. Foster
                                    Alan I. Goldman

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has been composed of two independent directors. The Company currently does not have a written Audit Committee charter in effect. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

     The Audit Committee also considered whether the provision of non-audit services, as described in "Selection of Auditors," is compatible with maintaining the auditor's independence.

                                    Audit Committee:

                                    Alan H. Foster
                                    Alan I. Goldman

                             SECURITIES OWNERSHIP

The following table and accompanying footnotes set forth certain information as of November 23, 2001 with respect to the stock ownership of (1) each stockholder known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director and nominee of the Company, (3) the Company's Chief Executive Officer, and (4) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Shares of Common Stock issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date of this report have been included in the following table. The business address of the persons listed below is Productivity Technologies Corp., 201 South Main Street, 8th Floor, Ann Arbor, Michigan 48104.

          Name of Beneficial Owner            Number of Shares                    Percentage of Shares
                                             Beneficially Owned                  Beneficially Owned (3)
          Michael D. Austin                    312,600                                   12.6
          Samuel N. Seidman                     95,083 (1)                               11.2
          Ronald Prime                          53,000 (4)                                6.2
          Jesse A. Levine                       49,583 (1)(2)                             5.8
          Alan I. Goldman                       48,250 (1)                                1.9
          Alan H. Foster                        43,250 (1)                                1.7
          All directors and
          executive officers as
          a group (4)                          853,766 (4)                               30.6

______________________
(1) Includes shares of Common Stock issuable upon the exercise warrants and options exercisable currently or within 60 days, as follows: Mr. Seidman - 158,833 shares; Mr. Levine - 106,333; Mr. Foster - 22,000 shares; Mr. Goldman - 22,000 shares.

(2)  Includes 4,000 shares gifted by Mr. Levine to a related minor.

(3) The percentage in this column is calculated by dividing the number of shares beneficially held by the individual or group shown on each line by the sum of (i) the number of outstanding shares of Common Stock and (ii) any shares of Common Stock issuable upon the exercise of options or warrants (exercisable currently or within 60 day) held by such individual or group members, but for no other person.

(4) Includes shares of Common Stock issuable upon the exercise of warrants and options exercisable currently or within 60 days that are held by the directors and executive officers shown in this table or named under "Information Regarding Executive Officers." Mr. Prime is not an executive officer or director of the Company.


                             CERTAIN TRANSACTIONS

     Seidman & Co., Inc., an affiliate of the Company, makes available to the Company office space, as well as certain office, administrative and secretarial services as may be required by the Company. The Company paid Seidman & Co., Inc. approximately $15,000 in the fiscal year ended June 30, 2001 for such services. Samuel N. Seidman, a director and the Chairman, President and Chief Executive Officer of the Company, is President of Seidman & Co., Inc., and Jesse
A. Levine, a director, Chief Financial Officer, Vice President, Secretary and Treasurer of the Company, is Senior Vice President of Seidman & Co., Inc. See "Information Regarding Executive Officers--Employment Agreement" for a description of the employment agreement entered into between the Company and Michael D. Austin, the President of Atlas Technologies, Inc.

                             INDEPENDENT AUDITORS

The Auditors

     Doeren Mayhew served as the Company's independent certified public accountants for the year ended June 30, 2001. The Board has selected Doeren Mayhew as the Company's independent certified public accountants for the fiscal year ending June 30, 2002. A representative of Doeren Mayhew will have the opportunity to address the stockholders if such representative so desires and is expected to be present by telephone at the annual meeting. The representative will be available to answer appropriate questions from stockholders.

  The appointment of Doeren Mayhew to audit the financial statements of the Company and its wholly owned subsidiaries for the fiscal year ending June 30, 2002 is being presented to stockholders for ratification.

Audit Fees

     Doeren Mayhew billed the Company an aggregate of approximately $36,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended June 30, 2001. BDO Seidman, LLP ("BDO"), formerly the Company's independent auditors, billed the Company approximately $10,500 for the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during the year ended June 30, 2001. BDO's audit fees in connection with the audit of the Company's financial statements for the year ended June 30, 2000 were approximately $57,000.

Financial Information Systems Design and Implementation Fees

     Doeren Mayhew did not bill the Company or any of its affiliates for the year ended June 30, 2001 for professional services in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

     Doeren Mayhew did not bill the Company or any of its affiliates for other services for the year ended June 30, 2001.

Prior Accountants

     On July 24, 2001, the Company replaced BDO as its independent accountants. The decision to change independent accountants was recommended by management and approved by a majority of the members of the Company's Board of Directors. The Company had no disagreements with BDO during its engagement by the Company in fiscal 1999, 2000 or 2001 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. BDO's reports on the financial statements for fiscal 1999 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. BDO previously advised the Company that it agreed with the disclosure of this matter in the Company's 8-K filed in July 2001.

     In its annual letter to management issued in November 2000, BDO identified two material weaknesses in the Company's internal controls related to the timing of the recordation of transactions and the need of the Company to take full physical inventories. In its annual letter to management issued in October 1999, BDO identified one material weakness in the Company's internal controls related to general ledger accounts receiving little critical review during the year. Management readily agreed with the recommendations of BDO and has eliminated these weaknesses by taking the steps recommended by BDO. The
decision to dismiss BDO was not related to these management letters.   Rather,
the Company dismissed BDO and engaged another accounting firm as part of its continuing effort to reduce the Company's operating expenses.

Recommendation

     The Board of Directors recommends that the stockholders vote "FOR" this proposal. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless a contrary vote or abstention is specified.

                            STOCKHOLDERS' PROPOSALS

     To be considered for inclusion in the Company's Proxy Statement for the next annual meeting of stockholders, stockholder proposals must be sent to the Company (directed to the attention of Jesse A. Levine, Secretary, Productivity Technologies Corp., 201 South Main Street, Ann Arbor, Michigan 48104) for receipt not later than March 31, 2002.

                           GENERAL AND OTHER MATTERS

     Management knows of no matters, other than those referred to in this Proxy Statement, which will be presented to the meeting. However, if any other matters properly come before the meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     Upon written request to the undersigned Secretary (at the address specified on the cover page) by any stockholder whose proxy is solicited hereby, the Company will furnish a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and any amendments thereto, filed with the Securities and Exchange Commission, together with the consolidated financial statements and schedules thereto, without charge to the stockholder requesting same.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement, as well as the cost of any required solicitation. In addition to the solicitation of proxies by use of the mails, the Company may use regular employees, without additional compensation, to request, by telephone or otherwise, attendance or proxies previously solicited.

By Order of the Board of Directors,

Jesse A. Levine
Secretary

Ann Arbor, Michigan
November 28, 2001

                                     PROXY

                        PRODUCTIVITY TECHNOLOGIES CORP.
                  Solicited by the Board of Directors for the
                        Annual Meeting of Stockholders

                        Productivity Technologies Corp.
                       201 South Main Street, 8th Floor
                           Ann Arbor, Michigan 48104

     The undersigned hereby appoints Samuel N. Seidman and Jesse A. Levine as Proxies, each with the power to appoint his substitute, to vote all of the shares of Common Stock of Productivity Technologies Corp. (the "Company"), held of record by the undersigned on the record date, November 23, 2001, at the Annual Meeting of Stockholders to be held on January 4, 2002, or any adjournment thereof, as directed and, in their discretion, on all other matters which may properly come before the meeting. The undersigned directs said proxies to vote as specified upon the items shown on the reverse side, which are referred to in the Notice of Annual Meeting and set forth in the Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. Holders of Common Stock will be entitled to one vote for each share then held. Each stockholder may vote in person or by proxy. All shares represented by proxy will be voted in accordance with the instructions, if any, given in such proxy. A stockholder may withhold authority to vote for the nominee or abstain from voting on the proposal under consideration by so indicating on the reverse side.

     The votes represented by this proxy will be voted as marked by you. However, if you properly execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Any proxy that is not properly executed shall be ineffective. Please mark each box with an "x".

      (Continued, and to be marked, dated and signed, on the other side)

The votes represented by this proxy will be voted as marked by you. However, if you execute and return the proxy unmarked, such votes will be voted FOR all of the proposals. Please mark each box with an "x".

         The Board of Directors Recommends a Vote "For" all proposals.


1.   Elect Jesse A. Levine as a Class I Director:

     FOR       Withheld

     [_]       [_]


2. Ratify the appointment of Doeren Mayhew as independent auditors for the year ending June 30, 2002:

     FOR       Against   Abstain
     [_]       [_]       [_]

                                        When shares are held as joint
                                        tenants, both should sign.  When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such.  if a
                                        corporation, please sign in full
                                        corporate name by president or other
                                        authorized officer.  if a
                                        partnership, please sign in the
                                        partnership name by an authorized
                                        person.


                                        Dated:


                                        Signature


                                        Signature if held jointly


                                        PLEASE SIGN, DATE AND RETURN THE
                                        PROXY CARD PROMPTLY USING THE
                                        ENCLOSED ENVELOPE.